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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LHS Group, Inc. 1998 Employee Stock Purchase Plan and the LHS Group Inc. Amended and Restated Stock Incentive Plan of our report dated February 8, 1998, with respect to the consolidated financial statements and schedule of LHS Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG, LLP

Atlanta, Georgia
June 19, 1998.